Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Reverse Share Split described in Note 2b to the financial statements has not been consummated at April 21, 2023. When it has been consummated, we expect to be in a position to furnish the following consent.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

April 21, 2023

“CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Xjet Ltd. of our report dated March 21, 2023  except for the effects of the Reverse Stock Split discussed in Note 2b to the financial statements, as to which the date is _____, 2023 relating to the financial statements of Xjet Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

_____, 2023”